Lexington Realty Trust TRADED: NYSE: LXP One Penn Plaza, Suite 4015 New York NY 10119-4015

Contact:

Investor or Media Inquiries, Patrick Carroll, CFO

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: pcarroll@lxp.com

FOR IMMEDIATE RELEASE

May 13, 2014

LEXINGTON REALTY TRUST ANNOUNCES PRICING OF

PUBLIC OFFERING OF $250 MILLION OF SENIOR NOTES

New York, NY – May 13, 2014 – Lexington Realty Trust (NYSE:LXP) (“Lexington”), a real estate investment trust focused on single-tenant real estate investments, today announced that it has priced an underwritten public offering of $250 million aggregate principal amount of 4.40% senior unsecured notes due June 15, 2024 at a price equal to 99.883% of the principal amount. The offering is expected to close on May 20, 2014, subject to customary closing conditions.

The notes will be guaranteed by Lepercq Corporate Income Fund L.P., an operating partnership subsidiary of Lexington. Lexington intends to use the net proceeds of this offering for general corporate purposes, including to repay certain indebtedness.

J.P. Morgan Securities LLC and Wells Fargo Securities are acting as joint book-running managers of the offering.

This offering will be made under Lexington's existing automatic shelf registration statement filed with the Securities and Exchange Commission. The offering of these securities will be made only by means of a prospectus and a related prospectus supplement, when available. The prospectus supplement related to this public offering will be filed with the Securities and Exchange Commission. Copies of the prospectus and related prospectus supplement may be obtained by contacting J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk – 3rd floor or by calling collect at 1-212-834-4533 or Wells Fargo Securities, LLC, 1525 West W.T. Harris Blvd., NC0675, Charlotte, North Carolina 28262, Attention: Capital Markets Client Support or by calling toll free at 1-800-326-5897 or by emailing: cmclientsupport@wellsfargo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust is a real estate investment trust that owns a diversified portfolio of equity and debt interests in single-tenant commercial properties and land. Lexington seeks to expand its portfolio through acquisitions, sale-leaseback transactions, build-to-suit arrangements and other transactions. A majority of these properties and all land interests are subject to net or similar leases, where the tenant bears all or substantially all of the operating costs, including cost increases, for real estate taxes, utilities, insurance and ordinary repairs. Lexington also provides investment advisory and asset management services to investors in the single-tenant area. Lexington's common shares are traded on the New York Stock Exchange under the symbol "LXP".

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties and other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to those factors and risks detailed in Lexington's periodic filings with the Securities and Exchange Commission and the offering memorandum related to the offering of the Notes. Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

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